                                                                   EX-10.5(a)

        THE WITHIN NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT OR (ii) IN THE OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE MAKER, SUCH OFFER, SALE, OR OTHER TRANSFER IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                  TSB III, LLC
                                Managed Affiliate
                                 Promissory Note

$6,455,000.00                                                December 30, 1997


      For value received, TSB III, LLC, a Virginia limited liability company ("Maker"), promises to pay to Tri-State Broadcasting, Inc. ("Payee"), or order, at Payee's address located at 420 N.W. Fifth St., Evansville, Indiana, the principal sum of Six Million Four Hundred Fifty Five Thousand and no/100 Dollars ($6,455,000.00) in lawful money of the United States of America, together with simple interest in like money at the rate of twelve per cent (12.0%) per annum from the date hereof for so long as payment on any principal balance hereof remains unpaid, such principal and interest to be due and payable on the following obligatory schedule (except as and to the extent offset, anticipated, or prepaid, in whole or in part, as hereinafter provided):

      Beginning June 15, 1998, and on December 15 and June 15 of each year thereafter Maker shall pay to the holder hereof interest accrued on the outstanding principal balance hereof until January 1, 2001, when final payment of all then unpaid principal and accrued interest thereon shall be due and payable.

      The Maker reserves the right to anticipate and prepay at any time or from time to time, without penalty, all or any part of the indebtedness evidenced by this note. Any partial prepayment of principal also shall include accrued interest on the unpaid principal balance to the date of such prepayment, and each prepayment shall be applied to and be deducted from the scheduled obligatory payments falling due hereunder in the inverse order of their scheduled due dates. All prepayments on this note shall be
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recorded when made on the reverse side hereof by the then holder of this note.

      The following, and only the following, shall constitute an "Event of Default" under this note:

      (a) any failure of Maker to make (or to cause to be made) to the then holder of this note any scheduled obligatory payment of principal or interest on this note when due and payable, which failure continues for a period of at least thirty (30) consecutive calendar days after written notice of such failure has been given to Maker by such holder, or

      (b) the commencement by maker of a voluntary case under and within the meaning of the United States Bankruptcy Code, or

      (c) entry by a court of competent jurisdiction of an order in an involuntary case commenced against Maker under and within the meaning of the United States Bankruptcy Code that (i) forbids the Maker to continue to use, acquire, or dispose of property as if no such involuntary case had been commenced, or (ii) is for relief against Maker, or (iii) appoints an interim trustee to take possession of Maker's property, or (iv) orders the liquidation of Maker, and, in each case, sixty (60) consecutive calendar days shall have elapsed since entry of any such order, such order shall then be unstayed and effective, and such involuntary case shall then still be pending and not dismissed.

      Upon the occurrence and during the continuation of an Event of Default, and not otherwise, the then holder of this note, at such holder's sole election made by a written notice executed by such holder (expressly referring to and describing this note and the Event of Default) and given to Maker, may declare all of the then unpaid principal balance of this note, together with any interest accrued thereon, to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest, or other notice of any kind.

      Any notice to Maker shall be deemed to have been given only upon the earlier to occur of (a) actual receipt of such notice by Maker (whether by hand delivery or facsimile transmission), or (b) the eighth day after the date of deposit of such notice in the U.S. mail, postage prepaid, certified or registered, with return receipt or proof of deliver required, addressed to Maker at the address for Maker shown herein or at such other address as Maker may theretofore establish by notice to Payee as provided in the Agreement.

      Mere delay or failure to act shall not preclude the exercise or enforcement of any right or remedy hereunder; all such rights
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and remedies shall be cumulative and may be exercised singularly or concurrently, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other right or remedy.

      The rights of all parties hereto and of each holder hereof shall be governed by and enforced or construed only in accordance with the domestic, substantive laws of the Commonwealth of Virginia, excluding those relating to conflicts of laws.

      The payment of any management fee by the Maker pursuant to any management agreement [other than a Managed Affiliate Management Agreement with the Payee as an affiliate of Brill Media Company, LLC and Brill Media Management, Inc. (the "Issuer")] shall be subordinated to the obligation of the Maker under this note to the same extent as the obligation of the Issuer and its subsidiaries under the management agreements with Brill Media Company, L.P. are subordinated to the obligation of the Issuer and its subsidiaries under the Notes and the Subsidiary Guarantees issued and made by such persons under and pursuant to an Offering Memorandum dated December 23, 1997, and entered into by the Issuer and the subsidiaries therein identified.

      Maker agrees to pay all reasonable attorneys' fees that may be incurred in collecting this note after an Event of Default, but not to exceed 5% of any then due and payable principal balance.

      IN WITNESS WHEREOF, Maker has caused this note to be executed by its duly authorized officer on the day, month, and year first above written.

                                    TSB III, LLC

                                    By:   Tri-State Management, Inc.
                                          Its Manager


                                    By:_______________________________
                                          a duly authorized officer